EXHIBIT 99.1

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REM International, LLC

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

REM International, LLC

We have audited the accompanying balance sheet of REM International LLC  (collectively. the “Company”) as of December 31, 2013 and the related statements of operations, cash flows and member’s equity for the period from March 18, 2013 (inception) through December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REM International LLC as of December 31, 2013 and the related results of its operations and its cash flows for the period from March 18, 2013 (inception) through December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has limited operations, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malone-bailey.com

Houston, Texas

September 11, 2014

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REM International, LLC

Balance Sheet

December 31, 2013

Current assets
Cash	$180
Total current assets	180
TOTAL ASSETS	$180

MEMBER’S EQUITY

Member’s equity	$180
TOTAL MEMBER’S EQUITY	$180

The accompanying notes are an integral part of these financial statements.

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REM International, LLC

Statement of Operations

Period from
March 18, 2013
Through
December 31, 2013

Revenues
Consulting	$17,260
Total revenues	17,260

Cost of revenues	1,400
Gross profit	15,860

Operating expenses
Selling, general, & administrative expenses	870
Net Income	$14,990

The accompanying notes are an integral part of these financial statements.

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REM International, LLC

Statement of Cash Flows

Period from
March 18, 2013
Through
December 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$14,990
Net cash provided by operating activities	14,990

CASH FLOWS FROM FINANCING ACTIVITIES
Member contributions	1,650
Member distributions	(16,460)
Net cash used in financing activities	$(14,810)

Net cash increase for period	$180
Cash and cash equivalents, beginning of period	-
Cash at end of period	$180

The accompanying notes are an integral part of these financial statements.

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REM International, LLC

Statement of Member’s Equity

Member’s equity at inception	$-

Member contributions	1,650
Member distributions	(16,460)
Net income	14,990

Member’s equity – December 31, 2013	$180

The accompanying notes are an integral part of these financial statements.

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REM INTERNATIONAL, LLC

(International Sourcing & Logistics)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Organization and Business

REM INTERNATIONAL, LLC (“REM”) (the “Company”) is a Limited Liability Company located in the state of Colorado. REM filed its articles of organization on March 18, 2013 under the laws of the State of Colorado. REM’s purpose is to engage in:

Providing consulting services primarily related to Intellectual Property, Global Sourcing and Logistics Services and Proprietary Product Management in the state of Colorado.

REM INTENATIONAL, LLC (“REM”), is owned and operated by Robert E. Matuszewski.

NOTE 2 – Basis of Presentation and Significant Accounting Policies

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed ordeterminable, and collectability is reasonably assured. For consulting services, revenue is recognized at the time the service is provided.

Going Concern

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has limited operations that may not be able to provide sufficient cash flows to support the Company. This condition raises substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to retain its current short term financing and ultimately to generate sufficient cash flow to meet its obligations on a timely basis in order to attain profitability.

To date the Company has funded its operations from both internally generated cash flow and contributions from the member. The Company will pursue additional external capitalization opportunities, as necessary, to fund its long-term goals and objectives.

Income Taxes

We are organized as a limited liability company and are considered a pass-through entity for tax purposes. As a result, all tax attributes pass through to the sole member.

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Cash, Cash Equivalents and Marketable Securities

The Company considers all highly liquid short-term investments with an original maturity of three months or less when purchased, to be cashequivalents.

New Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC during the current reporting period are not believed by management to have a material impact on the Company’s present or future financial statements.

Management Estimates and Assumptions

The preparation of REM’s financial statements is in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from these estimates.

NOTE 3 – MEMBER’SEQUITY

Owner, Robert E. Matuszewski solely owns 100% of the Company, REM. During the year ended December 31, 2013, Mr. Matuszewski contributed $1,650 and drew $16,460 from the company for a net draw of $14,810.

NOTE 4 – SUBSEQUENT EVENTS

Management evaluated the events subsequent to December 31, 2013, and through September 11, 2014 and the following information was identified:

On September 11, 2014 (the “Closing Date”), Cannabis Kinetics Corp., a Nevada corporation (the “Company”), acquired substantially all of the assets of REM International, LLC, a Colorado limited liability company (“REM”) pursuant to an asset purchase agreement, dated June 6, 2014 (the “Purchase Agreement”), by and among the Company, REM, and Robert E. Matuszewki, the owner of all of the issued and outstanding equity interests in REM. The consideration paid by the Company for the assets was $118,500 and the issuance 1,500,000 shares of the Company’s common stock, par value $0.001 per share. Pursuant to the amendment to the Purchase Agreement dated as of September 11, 2014, the Company agreed to pay REM $7,000 for the next five months and commencing March 2015 $12,750 for the subsequent six months. On the Closing Date, the Company paid REM the first installment of $7,000. The assets purchased consist of certain intellectual property, including trademarks and domain names. The Purchase Agreement contains customary representations and warranties from each of the Company, REM and Mr. Matuszewki. The Company did not assume any liabilities in connection with the acquisition.

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REM was organized in the State of Colorado on March 18, 2013 to engage in the business of providing consulting services primarily related to intellectual property, global sourcing and logistics services and proprietary product management in the state of Colorado.

On January 10, 2013, Robert Matuszewski filed a Chapter 13 voluntary bankruptcy petition in the United States Bankruptcy Court in the District of Colorado. Since Mr. Matuszewski's ownership in REM was vested when the plan was confirmed on August 12, 2013, the Chapter 13 plan does not require Mr. Matuszewski to turn over his interest in REM. Although the trustee has requested that the plan be modified as a result of the sale of the assets of REM, Mr. Matuszewski's bankruptcy counsel has advised the Company that the trustee will have no claim on the assets of Mr. Matuszewski.

Mr. Matuszewski will continue to be a consultant to the Company after the Closing. Since June he has been paid $3,000 a month as a consultant to the Company, as well as a $5,000 payment when he began consulting for the Company.

For all the terms and conditions of the Purchase Agreement, reference is hereby made to such agreement which was annexed as Exhibit 10.3 to the Current Report on Form 8-K filed by the Company on June 11, 2014. For all the terms and conditions of the Amendment, reference is hereby made to such agreement which is annexed as Exhibit 10.4. All statements made herein concerning the Purchase Agreement and Amendment are qualified by reference to said Exhibit.

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